                                                                    EXHIBIT 11.1

                World Wrestling Federation Entertainment, Inc.

                   EXHIBIT TO QUARTERLY REPORT ON FORM 10-Q

                  Computation of Net Income Per Common Share
                 (dollars in thousands, except per share data)

                                                          For the three months ended        For the six months ended
                                                        October 27,        October 29,    October 27,      October 29,
--------------------------------------------------------------------------------------    ----------------------------
                                                            2000              1999            2000            1999
                                                       -------------     -------------    ------------   -------------

Net income........................................     $       9,473     $       7,848    $     24,712   $      28,126
                                                       =============     =============    ============   =============

Common equivalent shares outstanding:

     Average number of common shares
       outstanding during the period..............     $  72,851,107        58,040,626      71,129,708      57,353,813

     Add common share equivalents - options
      to purchase Class A common shares...........           254,716            21,479         637,808           5,519
                                                       -------------     -------------    ------------   -------------
         Total....................................        73,105,823        58,062,105      71,767,516      57,359,332
                                                       =============     =============    ============   =============

Earnings per share - basic........................     $        0.13     $        0.14    $       0.35   $        0.49
                                                       =============     =============    ============   =============

Earnings per share - diluted......................     $        0.13     $        0.14    $       0.34   $        0.49
                                                       =============     =============    ============   =============